SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

INSWEB CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

September 27, 2001

Dear Stockholder:

          You are cordially invited to attend a special meeting of the stockholders to be held on Monday, October 29, 2001, at 9:00 a.m. local time, at the corporate headquarters of InsWeb Corporation, located at 11290 Pyrites Way, Gold River, California 95670.

          At the meeting, you will be asked to approve an amendment to InsWeb’s certificate of incorporation to effect a reverse stock split of our outstanding common stock. If the proposal is approved by the stockholders, our Board of Directors will have the discretion to implement the reverse stock split at a ratio between 1-for-4 and 1-for-8, or to abandon the reverse stock split, as it deems to be in the best interests of InsWeb and its stockholders.

          The Board of Directors believes that the reverse stock split proposal is advisable and in the best interests of InsWeb and its stockholders and recommends that the stockholders vote FOR the proposal.

          As described in the attached Proxy Statement, certain of our stockholders, controlling the vote of 53.3% of the outstanding shares, have expressed their intention to vote in favor of the proposal. Because the proposal requires approval of a majority of the shares entitled to vote thereon, if such stockholders vote as they have indicated, the proposal will be adopted.

          The enclosed Notice and Proxy Statement contain details concerning the reverse stock split proposal.

          After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy card or attend the special meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, this matter before our stockholders is important.

Very truly yours,

Hussein A. Enan
Chairman of the Board
and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 29, 2001

          Please take notice that a special meeting of the stockholders will be held on Monday, October 29, 2001, at 9:00 a.m. local time, at the corporate headquarters of InsWeb Corporation, located at 11290 Pyrites Way, Gold River, California 95670 for the following purposes:

1. to consider and approve an amendment to our certificate of incorporation to effect a reverse split of our outstanding common stock by a ratio of between 1-for-4 and 1-for-8; and

2. to transact such other business as may properly come before the meeting.

          The Board of Directors has fixed the close of business on October 1, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the meeting or any adjournment or postponement. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at InsWeb’s corporate headquarters.

By order of the Board of Directors,

L. Eric Loewe
Senior Vice President,
General Counsel and Secretary

Sacramento, California
September 27, 2001

INSWEB CORPORATION

PROXY STATEMENT

FOR
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 29, 2001

          This Proxy Statement and the accompanying proxy card are first being mailed to the stockholders of InsWeb Corporation, a Delaware corporation, on or about October 12, 2001. This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of InsWeb for use at the special meeting of stockholders to be held on Monday, October 29, 2001, at 9:00 a.m. local time, at the corporate headquarters of InsWeb, located at 11290 Pyrites Way, Gold River, California 95670.

          At the special meeting, you will be asked to approve an amendment to InsWeb’s certificate of incorporation to effect a reverse stock split of InsWeb’s outstanding common stock, par value $0.001 per share by a ratio of between 1-for-4 and 1-for-8. If the proposal is approved by the stockholders, the Board of Directors will have the discretion to implement the reverse stock split at a ratio between 1-for-4 and 1-for-8, or to abandon to reverse stock split, as it deems to be in the best interests of InsWeb and its stockholders.

          If the form of proxy that accompanies this Proxy Statement is executed and returned, it will be voted in accordance with the instructions marked thereon. Signed proxies which are not marked to the contrary will be voted FOR the proposal. A proxy may be revoked at any time prior to the voting thereof by written notice to the Secretary of InsWeb. Alternatively, you may revoke your proxy by attending the meeting and voting your shares in person.

          The presence of a majority of the outstanding shares entitled to vote at the meeting and represented in person or by proxy will constitute a quorum. Approval of the reverse stock split requires the affirmative vote of a majority of the shares entitled to vote thereon. Abstentions and proxies relating to “street name” shares for which brokers have not received voting instructions from the beneficial owner will be counted to determine whether a quorum is present. Because a majority of the outstanding shares entitled to vote is required to approve the proposal, both abstentions and broker non-votes will have the effect of votes “against” the proposal.

          Several of our principal stockholders (in particular InsWeb’s Chairman and Chief Executive Officer, Hussein A. Enan, Softbank Corp. and its affiliated entities, and Intuit, Inc.) have expressed their intention to vote their shares in favor of the proposal. These stockholders control the vote of 53.3% of the outstanding shares of common stock. If these stockholders vote their shares consistent with this expressed intention, the proposal will be approved.

          Expenses incurred in the solicitation of proxies will be borne by InsWeb. Solicitations will be made by mail, and our officers and other employees also solicit proxies by telephone, telecopy or personal interview.

          As of the close of business on October 1, 2001, the record date, InsWeb had outstanding 42,176,921 shares of common stock and such shares are the only shares entitled to vote at the meeting. Each share is entitled to one vote on each matter to be voted upon at the meeting.

APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE SPLIT OF THE
OUTSTANDING SHARES OF COMMON STOCK

Proposed Amendment

          Our Board of Directors has proposed amending Article 4 of our certificate of incorporation to effect a reverse stock split in which the outstanding shares of common stock, referred to as “old common stock,” will be combined and reconstituted as a smaller number of shares of common stock, referred to as “new common stock,” in a ratio of between four and eight shares of old common stock for each share of new common stock. The permissible ratios between four and eight will vary by increments of 0.1, such that we could effect a 1-for-4.8 reverse split but not a 1-for-4.75 reverse split. The exact ratio will be determined by the Board based on prevailing market conditions at the time the reverse stock split is effected. Stockholders are being asked to approve a separate amendment to the certificate of incorporation corresponding to each of the possible reverse split ratios between 1-for-4 and 1-for-8, with the Board having the authority to give its final approval to only one of such amendments.

          By approving the proposed amendment, the stockholders will be authorizing the Board to implement the reverse split at any time on or before December 31, 2001 or to abandon the reverse split at any time. If the amendment has not been filed with the Delaware Secretary of State by the close of business on the foregoing date, the Board will either resolicit stockholder approval or abandon the reverse split.

Purposes and Effects of the reverse stock split

          The purposes of the reverse stock split are to reduce the number of common shares of our stock outstanding, to increase the per share trading price of our common stock and to support our efforts to secure the continued listing of our common stock on the Nasdaq National Market or re-listing upon any other national exchange.

          To maintain the listing of our common stock on the Nasdaq National Market we are required to meet certain listing requirements including a minimum bid price of $1.00 per share. Our stock price has been below the $1.00 minimum bid price since June 21, 2001. On August 3, 2001, Nasdaq notified us that our stock price traded below the $1.00 minimum bid price for 30 consecutive business days. We now have a grace period of 90 calendar days to cure the deficiency by meeting the $1.00 per share trading price for 10 consecutive days. There can be no assurance that we will regain or maintain compliance with the minimum bid price during the 90-calendar days grace period, which ends November 1, 2001. If we fail to meet the minimum bid price for 10 consecutive days during the grace period our common stock may be delisted from the Nasdaq National Market. Even if we are able to comply with the minimum bid requirement, there is no assurance that in the future we will continue to satisfy Nasdaq listing requirements, with the result that our common stock may be delisted from the Nasdaq National Market. Should our common stock be delisted from the Nasdaq National Market, it would likely be traded on the so-called “pink sheets” or the “Electronic Bulletin Board” of the National Association of Securities Dealers, Inc. Consequently, it would likely be more difficult to trade in or obtain accurate quotations as to the market price of our common stock. Delisting of our common stock could materially adversely affect the market price, and the market liquidity of our common stock and our ability to raise necessary capital.

          The immediate effect of the reverse stock split will be to decrease the number of shares of common stock outstanding from approximately 42,176,921 shares to between approximately 10,544,230 shares and approximately 5,272,115 shares. In addition, the reverse split will result in a proportionate decrease in the number of shares authorized for issuance under our stock option and stock purchase plans and the number of shares of common stock issuable upon exercise of outstanding options, and a proportionate increase in the exercise prices of outstanding options. As a result, following the effective date, the number of shares of common stock issuable upon the exercise of outstanding options will be reduced from approximately 4,358,102 shares to between approximately 1,089,526 shares and approximately 544,763 shares. The reverse stock split will also effect a similar proportionate reduction in the number of shares issuable upon exercise of outstanding warrants.

          The reduction in the number of outstanding shares is expected to increase the trading price of our common stock, although there can be no assurance that such price will increase in proportion to the ratio of the reverse stock split ratio. The trading price of our common stock depends on many factors, including many which are beyond our control. The higher stock price may increase investor interest and reduce resistance of brokerage firms to recommend the purchase of our common stock. On the other hand, to the extent that negative investor sentiment regarding our common stock is not based on our underlying business fundamentals, the reverse split may not overcome such sentiment enough to increase our stock price to a level that consistently exceeds $1.00 per share.

          The shares of new common stock will be fully paid and non-assessable. The amendment will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. No stockholder’s percentage ownership of common stock will be altered except for the effect of rounding fractional shares.

Vote Required and Board of Directors’ Recommendation

          The affirmative vote of a majority of the outstanding shares of common stock is required for approval of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present but will have the same effect as a negative vote on this proposal.

          The Board of Directors unanimously recommends that the stockholder vote FOR approval of the Amendment to the Certificate of Incorporation to effect a reverse split of the outstanding shares of common stock.

          The Board of Directors believes that the reverse stock split is likely to result in the bid price of our common stock increasing over the $1.00 minimum bid price requirement, thereby permitting the continued listing of our common stock on the Nasdaq National Market. However, the market price of our common stock may not rise in proportion to the reduction in the number of outstanding shares resulting from the reverse split. Moreover, our share price, together with the trading price of a large number of similar securities, has been subject to a downward trend over the past nine months, and the price may not remain above $1.00 even if it exceeds that price initially following the reverse split. Further, the liquidity of our common stock may be adversely affected by the reduced number of shares outstanding after the reverse stock split. In addition, the split will increase the number of stockholders who own “odd lots,” which consist of blocks of fewer than 100 shares. Stockholders who hold odd lots may be required to pay higher brokerage commissions when they sell their shares and may have greater difficulty in making sales.

Effectiveness of the reverse stock split

          If this proposal is approved by stockholders, management intends to file the amendment to our certificate of incorporation with the Delaware Secretary of State promptly after the Board of Directors approves the final conversion ratio, upon which the reverse split will become effective. Upon the filing of the amendment, all the old common stock will be converted into new common stock as set forth in the amendment. Even if the reverse stock split is approved by stockholders, our Board of Directors has discretion to decline to carry out the reverse split if it determines for any reason that the reverse split will not be in our best interests. If the reverse split is not implemented on or before December 31, 2001, the Board of Directors will either resolicit stockholder approval or abandon the reverse split.

Certificates and Fractional Shares

          As soon as practicable after the effective date, we will request that all stockholders return their stock certificates representing shares of old common stock outstanding on the effective date in exchange for certificates representing the number of whole shares of new common stock into which the shares of old common stock have been converted as a result of the reverse stock split. Each stockholder will receive a letter of transmittal from our transfer agent containing instructions on how to exchange certificates. Stockholders should not submit their old certificates to the transfer agent until they receive these instructions. In order to receive new certificates, stockholders must surrender their old certificates in accordance with the transfer agent’s instructions, together with the properly executed and completed letter of transmittal.

          Beginning with the effective date, each old certificate, until exchanged as described above, will be deemed for all purposes to evidence ownership of the number of whole shares of new common stock into which the shares evidenced by the old certificates have been converted.

          No fractional shares will be issued. A stockholder will receive cash in lieu of any fractional share based on the closing price of InsWeb’s common stock on the Nasdaq National Market on the effective date of the reverse stock split.

          The Company estimates that its aggregate expenses relating to the reverse stock split will be approximately $40,000.

Federal Income Tax Consequences

          The following discussion of the material federal income tax consequences of the proposed reverse stock split is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations thereunder, judicial decisions and current administrative rulings and practices, all as in effect on the date hereof and all of which could be repealed, overruled or modified at any time, possibly with retroactive effect. No ruling from the Internal Revenue Service with respect to the matters discussed herein has been requested and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) that may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

          Except as discussed below, no gain or loss should be recognized by a stockholder who receives only common stock in connection with the transactions contemplated by the reverse stock split. The aggregate tax basis of the shares of common stock held by a stockholder following the reverse stock split will equal the stockholder’s aggregate basis in the common stock held immediately prior to the reverse stock split and generally will be allocated among the shares of common stock held following the reverse stock split on a pro-rata basis. Stockholders who have used the specific identification method to identify their basis in shares of common stock combined in the reverse stock split should consult their own tax advisors to determine their basis in the shares of common stock received in exchange therefore in the reverse stock split. Shares of common stock received should have the same holding period as the common stock surrendered. The receipt of a cash payment in lieu of a fractional interest will result in recognition of gain or loss for federal income tax purposes and the aggregate tax basis of the shares of common stock held following the reverse stock split must take into account the gain recognition.

          STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE FOR THE REVERSE STOCK SPLIT

          ASSUMING THE PROPOSAL IS APPROVED BY THE STOCKHOLDERS, INSWEB’S BOARD OF DIRECTORS INTENDS TO IMPLEMENT THE PROPOSAL IF, IN ITS DISCRETION, IT DETERMINES IT TO CONTINUE TO BE IN THE BEST INTERESTS OF INSWEB AND ITS STOCKHOLDERS. NOTWITHSTANDING STOCKHOLDER APPROVAL OF THE REVERSE STOCK SPLIT, THE BOARD OF DIRECTORS MAY, IN ITS DISCRETION, DELAY IMPLEMENTATION OF THE REVERSE STOCK SPLIT OR ABANDON IT ALTOGETHER IF IT DEEMS SUCH ACTION TO BE IN THE BEST INTEREST OF INSWEB.

INFORMATION ABOUT INSWEB

Stock Ownership of Certain Beneficial Owners and Management

          The following table sets forth, as of September 20, 2001, certain information with respect to the beneficial ownership of InsWeb’s common stock by (i) each stockholder known by InsWeb to be the beneficial owner of more than 5% of InsWeb’s common stock, (ii) each director of InsWeb, (iii) the Chief Executive Officer and each of the other executive officers of InsWeb that received a total salary and bonus in excess of $100,000 in the year ended December 31, 2000, and (iv) all current directors and executive officers of InsWeb as a group.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of common stock Outstanding(2)
5% Stockholders
SOFTBANK Corp.(3)	9,192,120	21.8%
Intuit Inc.(4)	7,019,389	16.6%
Nationwide Mutual Insurance Company(5)	3,191,685	7.6%
Directors and Executive Officers
Hussein A. Enan(6)	6,273,765	14.9%
Stephen M. Bennett(4)	7,019,389	16.6%
James M. Corroon(8)	1,125	*
Ronald Fisher(7)	9,192,120	21.8%
Robert C. Nevins(9)	89,875	*
Robert A. Puccinelli(10)	92,500	*
Mark P. Guthrie(11)	472,760	1.1%
L. Eric Loewe(12)	91,598	*
Current directors and executive officers as a group (8 persons)(13)	23,233,132	55.1%

* Less	than 1%.
(1)
The persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)
Calculated on the basis of 42,176,921 shares of common stock outstanding as of September 20, 2001, except that shares of common stock underlying options exercisable within 60 days of September 20, 2001 are deemed outstanding for purposes of calculating the beneficial ownership of common stock of the holders of such options.

(3)
Consists of 6,429,255 shares held by SOFTBANK America, Inc., 644,670 shares held by SOFTBANK Ventures, Inc., 706,065 shares held by SOFTVEN No. 2 Investment Enterprise Partnership and 1,412,130 shares held by SOFTBANK Finance Corp., each of which is an affiliate of SOFTBANK Corp. The address for SOFTBANK Corp. is 1-16-8 Nihonbashi-Kakigaracho, Chuo-Ku, Tokyo 103 0014.

(4)
Based on a Schedule 13G filed by Intuit Inc. with the Securities and Exchange Commission on February 5, 2001. Consists of 7,019,389 shares beneficially owned by Intuit Insurance Services Inc., a wholly-owned subsidiary of Intuit Inc. Mr. Bennett is president, chief executive officer and a director of Intuit Inc., and may be deemed to have voting or investment control with respect to these shares. Intuit Inc. and Mr. Bennett disclaim beneficial ownership with respect to these shares. The address for Intuit Inc. is P.O. Box 7850, 2550 Garcia Avenue, Mountain View, California 94039-7850.

(5)	The address for Nationwide Mutual Insurance Company is One Nationwide Plaza, Columbus, OH 43215.
(6)
Includes 150,000 shares held in a trust of which Mr. Enan is the trustee and 150,000 shares held in a trust of which Mr Enan’s spouse is the trustee. Includes 97,500 shares held by Mr. Enan’s spouse. The address for Mr. Enan is c/o InsWeb Corporation, 11290 Pyrites Way, Suite 200, Gold River, California 95670. Includes 48,612 shares subject to options exercisable within 60 days following September 20, 2001.

(7)
Includes 9,192,120 shares held by entities affiliated with SOFTBANK Corp. Mr. Fisher is vice chairman of SOFTBANK Holdings Inc., an affiliate of SOFTBANK Corp., and may be deemed to have voting or investment control with respect to these shares. Mr. Fisher disclaims beneficial ownership with respect to these shares. See footnote 3.

(8)	Includes 1,125 shares subject to options exercisable within 60 days following September 20, 2001.
(9)	Includes 12,375 shares subject to options exercisable within 60 days following September 20, 2001.
(10)	Includes 15,000 shares subject to options exercisable within 60 days following September 20, 2001.
(11)	Includes 391,654 shares subject to options exercisable within 60 days following September 20, 2001.
(12)	Includes 89,796 shares subject to options exercisable within 60 days following September 20, 2001.
(13)	Includes 558,562 shares subject to options exercisable within 60 days following September 20, 2001.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

          Under InsWeb’s bylaws, in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of InsWeb. To be timely, such notice must be delivered to or mailed and received at InsWeb’s principal executive offices, not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

          In connection with InsWeb’s next annual meeting of stockholders, under the Securities and Exchange Commission Rule 14a-4, management may solicit proxies that confer discretionary authority to vote with respect to any non-management proposal unless InsWeb has received notice of the proposal not later than March 20, 2002.

          Proposals of stockholders intended to be included in InsWeb’s proxy statement for the next annual meeting of the stockholders of InsWeb must be received by InsWeb at its offices at 11290 Pyrites Way, Suite 200, Gold River, California 95670, no later than January 4, 2002, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in InsWeb’s proxy statement for that meeting.

TRANSACTION OF OTHER BUSINESS

          At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the special meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By	order of the Board of Directors,

Eric Loewe
Senior Vice President, General Counsel and Secretary

September 27, 2001

INSWEB CORPORATION

Proxy for the Special Meeting of Stockholders
to be Held on October 29, 2001
Solicited by the Board of Directors

          The undersigned hereby appoints Hussein A. Enan and Mark P. Guthrie, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in InsWeb Corporation, a Delaware corporation (“InsWeb”), which the undersigned is entitled to vote at the Special meeting of Stockholders of InsWeb to be held at the corporate headquarters of InsWeb, located at 11290 Pyrites Way, Gold River, CA 95670 on October 29, 2001, at 9:00 a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of InsWeb dated September 25, 2001 (the “Proxy Statement”), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR THE PROPOSAL.

(Continued and to be Signed on reverse side)

☐ Please mark votes as in this example

A Vote “FOR” the following proposal is recommended by the Board of Directors:
	FOR	ABSTAIN	AGAINST
1. To approve an amendment to our certificate of incorporation to effect a reverse split of our outstanding common stock by a ratio of between 1-for-4 and 1-for-8	☐	☐	☐

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

______________________________ Signature	Date: _______, 2001

Please sign here. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.